Exhibit 99.01

Investor Contact:	Trade Press Contact:
Stan Finkelstein	David Viera
Investor Relations	Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor Announces Cessation of Singapore Manufacturing Transition

LIVERMORE, Calif. — September 13, 2010 — FormFactor, Inc. (Nasdaq: FORM) today announced it is ceasing its transition of manufacturing operations to Singapore. The company’s decision will result in a reduction in force of approximately 70 employees at its Singapore facility. The decision does not impact the company’s other Singapore activities, including its Design Engineering and Design Technology groups or its Finance Service Center, although certain of the local internal company support functions will be resized in light of the manufacturing decision. The manufacturing activities that were scheduled to be transitioned to Singapore will remain in Livermore, and Livermore will continue as the largest manufacturing operation for the company. The Singapore manufacturing decision does not impact the current manufacturing activities in Japan. The company expects that the activities comprising the reduction in force will be substantially completed by the fourth quarter of fiscal year 2010.

In the second quarter of fiscal 2010 the company announced a series of corporate initiatives that represented a renewed focus on streamlining and simplifying its operations as well as reducing its quarterly operating costs. Those corporate initiatives included consolidating certain manufacturing operations by moving the assembly and testing operation from Korea to Livermore. The company’s decision announced today to cease the Singapore manufacturing transition is consistent with its plan to simplify business processes and get back to basics in order to return the company to profitability. In addition to costs the company will incur to cease Singapore manufacturing, the decision will impact the remaining useful life of certain assets, including leasehold improvements, in its Singapore facility.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forwardlooking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the company’s ability to re-absorb manufacturing operations in its Livermore facilities that were being transitioned to Singapore and its ability to successfully transition to profitability. Additional information concerning factors that could cause actual

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events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 26, 2009, as filed with the SEC, and subsequent SEC filings, including the company’s Form 10-Q for its fiscal quarterly period ending March 27, 2010 and the company’s Form 10-Q for its fiscal quarterly period ending June 26, 2010. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forwardlooking statements.

About FormFactor

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test ICs.  The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market.  FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America.  For more information, visit the company’s web site at www.formfactor.com.

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FORM-F

FormFactor and the FormFactor logo are trademarks or registered trademarks of FormFactor, Inc.